Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2010, in amendment No. 2 to the Registration Statement (Form S-1 No. 333-163778) and related Prospectus of AVEO Pharmaceuticals, Inc., dated February 8, 2010.

/s/    Ernst & Young LLP

Boston, Massachusetts

February 8, 2010